Exhibit 99

Colgate Announces 2nd Quarter 2022 Results

NEW YORK--(BUSINESS WIRE)--July 29, 2022--Colgate-Palmolive Company (NYSE:CL):

  Net sales increased 5.5%; Organic sales* increased 9.0% with growth in every division and all four categories
  GAAP EPS declined 13% to $0.72; Base Business EPS* declined 10% to $0.72
  GAAP Gross profit margin and Base Business Gross profit margin* both decreased 300 basis points to 57.0%
  Net cash provided by operations was $914 million for the first six months of 2022
  Colgate’s leadership in toothpaste continued with its global market share at 39.6% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 31.3% year to date
  The Company raised its organic sales growth guidance for full year 2022 to 5% to 7%

Second Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2022	2021	Change
Net Sales	$4,484	$4,260	+5.5%
EPS (diluted)	$0.72	$0.83	-13%

Second Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2022	2021	Change
Organic Sales Growth			+9.0%
Base Business EPS (diluted)	$0.72	$0.80	-10%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Colgate-Palmolive Company (NYSE:CL) today reported results for second quarter 2022. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business second quarter results, “We are very pleased to have delivered our 14th consecutive quarter of organic sales growth at or above our targeted range of 3% to 5%. Net sales increased 5.5% and organic sales grew 9.0%, a significant acceleration versus the first quarter. Our focus on premium innovation, brand building and digital capabilities drove broad-based organic sales growth, with growth in every division and all four of our categories, including double-digit organic sales growth in oral care and pet nutrition.

“We are especially encouraged by the increase in our global toothpaste market share year to date led by share growth in the U.S. where our focus on more premium innovation is driving share gains.

“As expected, significant increases in raw and packaging material and logistics costs continued during the quarter and currencies remained volatile in many parts of the world. We acted boldly on pricing and are accelerating our revenue growth management plans, including additional pricing, in the balance of the year. We are also increasing our efforts around funding-the-growth and other productivity initiatives to help offset these headwinds.

“Our solid results this quarter, despite significant headwinds from raw materials, foreign exchange and the broader macro environment, demonstrate that our strategies are working. We will continue to deliver impactful innovation that provides value to our customers and consumers as we work to offset these headwinds and deliver sustainable, profitable growth over the long term.”

Full Year 2022 Guidance

Based on current spot rates:

  The Company still expects net sales growth to be at the higher end of 1% to 4%, now including a mid-single-digit negative impact from foreign exchange.
  The Company now expects organic sales growth to be in the 5% to 7% range.
  On a GAAP basis, the Company still expects a decline in gross profit margin, increased advertising investment and double-digit earnings-per-share growth.
  On a non-GAAP (Base Business) basis, the Company still expects a decline in gross profit margin, increased advertising investment and a mid-single-digit earnings-per-share decline.

Divisional Performance

The following are comments about divisional performance for second quarter 2022 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Second Quarter Sales Growth By Division (% change 2Q 2022 vs. 2Q 2021)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	+6.0%	+6.0%	+3.0%	+3.0%	+3.0%	—%
Latin America	+12.5%	+12.5%	—%	—%	+12.5%	—%
Europe	-10.0%	+0.5%	-3.0%	-3.0%	+3.5%	-10.5%
Asia Pacific	+3.5%	+9.0%	+3.0%	+3.0%	+6.0%	-5.5%
Africa/Eurasia	-3.5%	+5.0%	-17.0%	-17.0%	+22.0%	-8.5%
Hill's	+14.5%	+18.0%	+5.5%	+5.5%	+12.5%	-3.5%

Total Company	+5.5%	+9.0%	+0.5%	+0.5%	+8.5%	-3.5%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.
Second Quarter Operating Profit By Division ($ in millions)
	2Q 2022	% Change vs 2Q 2021	% to Net Sales	Change in basis points vs 2Q 2021 % to Net Sales
North America	$196	-2%	20.3%	-160
Latin America	$264	4%	25.9%	-210
Europe	$133	-20%	20.8%	-260
Asia Pacific	$164	-18%	23.6%	-610
Africa/Eurasia	$50	-9%	19.5%	-130
Hill's	$212	—%	23.3%	-340

Total Company, As Reported	$884	-11%	19.7%	-370
Total Company, Base Business*	$897	-8%	20.0%	-280
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (22% of Company Sales)

  Organic sales growth was broad based across oral care, personal care and home care.
  In the United States, Colgate's share of the toothpaste market is 34.3% year to date and its share of the manual toothbrush market is 42.9% year to date.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher logistics costs, partially offset by cost savings from the Company’s funding-the-growth initiatives, higher pricing, decreased advertising investment and overhead efficiencies.

Latin America (22% of Company Sales)

  Organic sales growth was led by Colombia, Brazil, Mexico and Argentina.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher logistics costs, partially offset by higher pricing, cost savings from the Company’s funding-the-growth initiatives, a value-added tax refund, overhead efficiencies and decreased advertising investment.

Europe (14% of Company Sales)

  Organic sales growth was led by Poland and France, partially offset by organic sales declines in the Filorga business.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher logistics costs, partially offset by decreased advertising investment, cost savings from the Company’s funding-the-growth initiatives, higher pricing and overhead efficiencies.

Asia Pacific (16% of Company Sales)

  Organic sales growth was led by the Greater China region, Australia and the Philippines.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, increased advertising investment and higher logistics costs, partially offset by cost savings from the Company's funding-the-growth initiatives and higher pricing.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by Turkiye and South Africa, partially offset by organic sales declines in Russia and Ukraine.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, which included foreign exchange transaction costs, and higher logistics costs, partially offset by higher pricing, decreased advertising investment and cost savings from the Company’s funding-the-growth initiatives.

Hill's Pet Nutrition (20% of Company Sales)

  Organic sales growth was led by the United States, Europe and Australia/New Zealand.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher logistics costs, partially offset by higher pricing, decreased advertising investment, overhead efficiencies and cost savings from the Company’s funding-the-growth initiatives.

Prepared Materials and Webcast Information

At approximately 7:00 a.m. ET today, Colgate will post its prepared materials (in PDF format) regarding second quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:00 a.m. ET today, Colgate will host a conference call regarding second quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. We are recognized for our leadership and innovation in promoting sustainability and community wellbeing, including our achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached more than 1.4 billion children since 1991. For more information about Colgate’s global business and how we are building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, the impact of the war in Ukraine, cost-reduction plans, including the 2022 Global Productivity Initiative, tax rates, new product introductions and digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges relating to the 2022 Global Productivity Initiative and a benefit related to a value-added tax matter in Brazil.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2022 versus 2021 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain acquisitions, divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2022 and 2021 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2022 and 2021 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended June 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022	2021

Net sales	$4,484	$4,260

Cost of sales	1,930	1,704

Gross profit	2,554	2,556

Gross profit margin	57.0%	60.0%

Selling, general and administrative expenses	1,657	1,568

Other (income) expense, net	13	(8)

Operating profit	884	996

Operating profit margin	19.7%	23.4%

Non-service related postretirement costs	12	18

Interest (income) expense, net	31	25

Income before income taxes	841	953

Provision for income taxes	202	212

Effective tax rate	24.0%	22.2%

Net income including noncontrolling interests	639	741

Less: Net income attributable to noncontrolling interests	36	38

Net income attributable to Colgate-Palmolive Company	$603	$703

Earnings per common share
Basic	$0.72	$0.83
Diluted	$0.72	$0.83

Supplemental Income Statement Information
Average common shares outstanding
Basic	836.8	845.6
Diluted	839.4	849.4

Advertising	$501	$494

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022	2021

Net sales	$8,883	$8,604

Cost of sales	3,757	3,411

Gross profit	5,126	5,193

Gross profit margin	57.7%	60.4%

Selling, general and administrative expenses	3,298	3,173

Other (income) expense, net	84	20

Operating profit	1,744	2,000

Operating profit margin	19.6%	23.2%

Non-service related postretirement costs	50	36

Interest (income) expense, net	58	54

Income before income taxes	1,636	1,910

Provision for income taxes	394	441

Effective tax rate	24.1%	23.1%

Net income including noncontrolling interests	1,242	1,469

Less: Net income attributable to noncontrolling interests	80	85

Net income attributable to Colgate-Palmolive Company	$1,162	$1,384

Earnings per common share
Basic(1)	$1.39	$1.63
Diluted(1)	$1.38	$1.63

Supplemental Income Statement Information
Average common shares outstanding
Basic	838.7	847.0
Diluted	841.5	850.4

Advertising	$1,007	$1,029

Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2022, December 31, 2021 and June 30, 2021

(Dollars in Millions) (Unaudited)

	June 30, 2022	December 31, 2021	June 30, 2021
Cash and cash equivalents	$858	$832	$937
Receivables, net	1,490	1,297	1,443
Inventories	2,012	1,692	1,700
Other current assets	800	576	572
Property, plant and equipment, net	3,765	3,730	3,665
Goodwill	3,238	3,284	3,753
Other intangible assets, net	2,314	2,462	2,787
Other assets	1,234	1,167	1,142
Total assets	$15,711	$15,040	$15,999

Total debt	$7,986	$7,245	$7,966
Other current liabilities	4,366	4,000	4,188
Other non-current liabilities	2,801	2,824	2,983
Total liabilities	15,153	14,069	15,137
Total Colgate-Palmolive Company shareholders’ equity	168	609	464
Noncontrolling interests	390	362	398
Total liabilities and equity	$15,711	$15,040	$15,999

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$7,008	$6,379	$6,959
Working capital % of sales	(1.0)%	(2.7)%	(3.2)%

Note: (1) Marketable securities of $120, $34 and $70 as of June 30, 2022, December 31, 2021 and June 30, 2021, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2022 and 2021

(Dollars in Millions) (Unaudited)

	2022	2021
Operating Activities
Net income including noncontrolling interests	$1,242	$1,469
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	276	274
Restructuring and termination benefits, net of cash	73	(15)
Stock-based compensation expense	45	58
Deferred income taxes	(16)	(65)
Cash effects of changes in:
Receivables	(191)	(188)
Inventories	(332)	(39)
Accounts payable and other accruals	(167)	(254)
Other non-current assets and liabilities	(16)	(15)
Net cash provided by (used in) operations	914	1,225

Investing Activities
Capital expenditures	(300)	(237)
Purchases of marketable securities and investments	(126)	(80)
Proceeds from sale of marketable securities and investments	35	46
Payment for acquisition, net of cash acquired	(90)	—
Other investing activities	(1)	(18)
Net cash provided by (used in) investing activities	(482)	(289)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	988	451
Proceeds from issuance of debt	14	25
Dividends paid	(814)	(796)
Purchases of treasury shares	(791)	(713)
Proceeds from exercise of stock options	236	151
Other	(18)	(2)
Net cash provided by (used in) financing activities	(385)	(884)

Effect of exchange rate changes on Cash and cash equivalents	(21)	(3)
Net increase (decrease) in Cash and cash equivalents	26	49
Cash and cash equivalents at beginning of the period	832	888
Cash and cash equivalents at end of the period	$858	$937

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$914	$1,225
Less: Capital expenditures	(300)	(237)
Free cash flow before dividends	$614	$988

Income taxes paid	$477	$542

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2022 and 2021

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Sales
Oral, Personal and Home Care

North America	$965	$912	$1,891	$1,835
Latin America	1,019	907	1,973	1,814
Europe	639	709	1,293	1,426
Asia Pacific	696	673	1,422	1,412
Africa/Eurasia	256	265	523	537

Total Oral, Personal and Home Care	3,575	3,466	7,102	7,024

Pet Nutrition	909	794	1,781	1,580

Total Net Sales	$4,484	$4,260	$8,883	$8,604

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating Profit
Oral, Personal and Home Care

North America	$196	$200	$359	$402
Latin America	264	254	529	526
Europe	133	166	283	346
Asia Pacific	164	200	370	424
Africa/Eurasia	50	55	94	109

Total Oral, Personal and Home Care	807	875	1,635	1,807

Pet Nutrition	212	212	416	427
Corporate(1)	(135)	(91)	(307)	(234)

Total Operating Profit	$884	$996	$1,744	$2,000

Note:

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three and six months ended June 30, 2022 included charges resulting from the 2022 Global Productivity Initiative of $13 and $76, respectively.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2022 vs. 2021

(Unaudited)

			COMPONENTS OF SALES CHANGE

Region	Sales Change As Reported	Organic Sales Change	As Reported Volume	Organic Volume	Pricing Coupons Consumer & Trade Incentives	Foreign Exchange

Total Company	5.5%	9.0%	0.5%	0.5%	8.5%	(3.5)%

North America	6.0%	6.0%	3.0%	3.0%	3.0%	—%

Latin America	12.5%	12.5%	—%	—%	12.5%	—%

Europe	(10.0)%	0.5%	(3.0)%	(3.0)%	3.5%	(10.5)%

Asia Pacific	3.5%	9.0%	3.0%	3.0%	6.0%	(5.5)%

Africa/Eurasia	(3.5)%	5.0%	(17.0)%	(17.0)%	22.0%	(8.5)%

Total CP Products	3.0%	7.0%	(0.5)%	(0.5)%	7.5%	(4.0)%

Hill’s	14.5%	18.0%	5.5%	5.5%	12.5%	(3.5)%

Emerging Markets(1)	6.0%	9.5%	(2.0)%	(2.0)%	11.5%	(3.5)%

Developed Markets	4.5%	8.5%	2.5%	2.5%	6.0%	(4.0)%

Note: (1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2022 and 2021

(Unaudited)

			COMPONENTS OF SALES CHANGE

Region	Sales Change As Reported	Organic Sales Change	As Reported Volume	Organic Volume	Pricing Coupons Consumer & Trade Incentives	Foreign Exchange

Total Company	3.0%	6.5%	(0.5)%	(0.5)%	7.0%	(3.5)%

North America	3.0%	3.0%	2.0%	2.0%	1.0%	—%

Latin America	9.0%	9.5%	(1.5)%	(1.5)%	11.0%	(0.5)%

Europe	(9.5)%	(1.5)%	(4.0)%	(4.0)%	2.5%	(8.0)%

Asia Pacific	0.5%	4.5%	(0.5)%	(0.5)%	5.0%	(4.0)%

Africa/Eurasia	(3.0)%	6.5%	(11.5)%	(11.5)%	18.0%	(9.5)%

Total CP Products	1.0%	4.5%	(1.5)%	(1.5)%	6.0%	(3.5)%

Hill’s	12.5%	15.5%	4.5%	4.5%	11.0%	(3.0)%

Emerging Markets(1)	3.5%	7.0%	(3.0)%	(3.0)%	10.0%	(3.5)%

Developed Markets	3.0%	6.0%	1.5%	1.5%	4.5%	(3.0)%

Note: (1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2022	2021
Selling, general and administrative expenses, GAAP	$1,657	$1,568
2022 Global Productivity Initiative	(3)	—
Selling, general and administrative expenses, non-GAAP	$1,654	$1,568

Selling, General and Administrative Expenses as a Percentage of Net Sales	2022	2021	Basis Point Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	37.0%	36.8%	20
2022 Global Productivity Initiative	(0.1)%	—%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	36.9%	36.8%	10

Other (Income) Expense, Net	2022	2021
Other (income) expense, net, GAAP	$13	$(8)
2022 Global Productivity Initiative	(10)	—
Value-added tax matter in Brazil	—	26
Other (income) expense, net, non-GAAP	$3	$18

Operating Profit	2022	2021	% Change
Operating profit, GAAP	$884	$996	(11)%
2022 Global Productivity Initiative	13	—
Value-added tax matter in Brazil	—	(26)
Operating profit, non-GAAP	$897	$970	(8)%

Operating Profit Margin	2022	2021	Basis Point Change
Operating profit margin, GAAP	19.7%	23.4%	(370)
2022 Global Productivity Initiative	0.3%	—%
Value-added tax matter in Brazil	—%	(0.6)%
Operating profit margin, non-GAAP	20.0%	22.8%	(280)

Non-Service Related Postretirement Costs	2022	2021
Non-service related postretirement costs, GAAP	$12	$18
2022 Global Productivity Initiative	5	—
Non-service related postretirement costs, non-GAAP	$17	$18

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$841	$202	$639	$36	$603	24.0%	$0.72
2022 Global Productivity Initiative	8	2	6	1	5	—%	—
Non-GAAP	$849	$204	$645	$37	$608	24.0%	$0.72

	2021
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$953	$212	$741	$38	$703	22.2%	$0.83
Value-added tax matter in Brazil	(26)	(6)	(20)	—	(20)	—%	(0.03)
Non-GAAP	$927	$206	$721	$38	$683	22.2%	$0.80

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:

(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2022	2021
Selling, general and administrative expenses, GAAP	$3,298	$3,173
2022 Global Productivity Initiative	(3)	—
Selling, general and administrative expenses, non-GAAP	$3,295	$3,173

Other (Income) Expense, Net	2022	2021
Other (income) expense, net, GAAP	$84	$20
2022 Global Productivity Initiative	(73)	—
Value-added tax matter in Brazil	—	26
Other (income) expense, net, non-GAAP	$11	$46

Operating Profit	2022	2021	% Change
Operating profit, GAAP	$1,744	$2,000	(13)%
2022 Global Productivity Initiative	76	—
Value-added tax matter in Brazil	—	(26)
Operating profit, non-GAAP	$1,820	$1,974	(8)%

Operating Profit Margin	2022	2021	Basis Point Change
Operating profit margin, GAAP	19.6%	23.2%	(360)
2022 Global Productivity Initiative	0.9%	—%
Value-added tax matter in Brazil	—%	(0.3)%
Operating profit margin, non-GAAP	20.5%	22.9%	(240)

Non-Service Related Postretirement Costs	2022	2021
Non-service related postretirement costs, GAAP	$50	$36
2022 Global Productivity Initiative	(14)	—
Non-service related postretirement costs, non-GAAP	$36	$36

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,636	$394	$1,242	$80	$1,162	24.1%	$1.38
2022 Global Productivity Initiative	90	19	71	1	70	(0.2)%	0.08
Non-GAAP	$1,726	$413	$1,313	$81	$1,232	23.9%	$1.46

	2021
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,910	$441	$1,469	$85	$1,384	23.1%	$1.63
Value-added tax matter in Brazil	(26)	(6)	(20)	—	(20)	—%	(0.03)
Non-GAAP	$1,884	$435	$1,449	$85	$1,364	23.1%	$1.60

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:

(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustments on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653
Hope Spiller 212-310-2291